Exhibit 99.1

FOR IMMEDIATE RELEASE SEPTEMBER 11, 2019

Media Contact:

Julie Calzone

(337) 235-2924

jcalzone@calzone.com

Company Contacts:

G. Darcy Klug, Chairman, CEO and CFO

(337) 269-5933

darcy.klug@redhawkholdingscorp.com

REDHAWK ANNOUNCES NEW TRADING NAME AND TRADING SYMBOL

Trading to begin on September 12, 2019 under trading name “RedHawk Holdings Corp.” and new trading symbol “SNDD”

LAFAYETTE, LOUISIANA – RedHawk Holdings Corp. (OTC: IDNG) (“RedHawk” or the “Company”) announced today that the Financial Industry Regulatory Authority, Inc. has approved a change in the Company’s trading name from “Independence Energy Corp.” to “RedHawk Holdings Corp.”, as well as a change in the Company’s trading symbol from “IDNG” to “SNDD.”

The Company’s trading name will now match its legal name as set forth in its corporate charter. These changes will become effective as of the market open on September 12, 2019. The Company has also received approval to begin trading on the OTC Market on the same effective date.

In connection with the changes to its trading name and trading symbol, the Company’s common stock has been assigned a new CUSIP number of 75746Q103. Outstanding stock certificates will not be affected by the aforementioned changes and will not need to be exchanged.

All stock trading, filings and market-related information will be reported under the new trading name and trading symbol.

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About RedHawk Holdings Corp.

RedHawk Holdings Corp., formerly Independence Energy Corp., is a diversified holding company which, through its subsidiaries, is engaged in sales and distribution of medical devices, sales of branded generic pharmaceutical drugs, commercial real estate investment and leasing, sales of point of entry full-body security systems, and specialized financial services. Through its medical products business unit, the Company sells the Sharps and Needle Destruction Device (SANDD™), WoundClot Surgical - Advanced Bleeding Control, and the Carotid Artery Digital Non-Contact Thermometer. Through our United Kingdom based subsidiary, we manufacture and market branded generic pharmaceuticals. RedHawk Energy holds the exclusive U.S. manufacturing and distribution rights for the Centri Controlled Entry System, a unique, closed cabinet, nominal dose transmission full-body x-ray scanner.

Cautionary Statement Regarding Forward-Looking Statements

This release may contain forward-looking statements. Forward-looking statements are all statements other than statements of historical fact. Statements contained in this release that are not historical facts may be deemed to be forward-looking statements. The words “anticipate,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be,” “potential” and any similar expressions are intended to identify those assertions as forward-looking statements.

Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from that projected or suggested herein due to certain risks and uncertainties. In evaluating forward-looking statements, you should consider the various factors which may cause actual results to differ materially from any forward-looking statements including those listed in the “Risk Factors” section of our latest 10-K report. Further, the Company may make changes to its business plans that could or will affect its results. Investors are cautioned that the Company will undertake no obligation to update any forward-looking statements.